                                                           Exhibit No. EX-99.d.8

                             SUB-ADVISORY AGREEMENT

     AGREEMENT  made by and between  DELAWARE  MANAGEMENT  COMPANY,  a series of
DELAWARE MANAGEMENT BUSINESS TRUST (the "Investment  Manager") and MASSACHUSETTS
FINANCIAL SERVICES COMPANY (the "Sub-Adviser").

                                   WITNESSETH:

     WHEREAS,  OPTIMUM  FUND  TRUST  (the  "Trust")  is  an  investment  company registered  under the  Investment  Company  Act of 1940,  as amended  (the "1940
Act"),  and is  organized  as a  statutory  trust under the laws of the State of
Delaware; and

     WHEREAS,  OPTIMUM  LARGE CAP VALUE  FUND  (the  "Fund")  is a series of the
Trust; and

     WHEREAS,  the Investment Manager and the Trust, on behalf of the Fund, have entered into an agreement (the "Investment  Management  Agreement")  whereby the
Investment Manager will provide  investment  advisory services to the Trust with respect to the Fund; and

     WHEREAS,  the  Investment  Manager has the authority  under the  Investment
Management Agreement to retain one or more sub-advisers to assist the Investment
Manager in providing  investment  advisory services to the Trust with respect to the Fund; and

     WHEREAS,   the  Investment  Manager  and  the  Sub-Adviser  are  registered investment  advisers under the Investment  Advisers Act of 1940, as amended (the
"Advisers  Act"),  and engage in the business of providing  investment  advisory services; and

     WHEREAS, the Board of Trustees (the "Board" or the "Trustees") of the Trust
and the  Investment  Manager  desire  that the  Investment  Manager  retain  the
Sub-Adviser  to render  investment  advisory and other  services with respect to that  portion  of the Fund as the  Investment  Manager  shall  from time to time allocate to the  Sub-Adviser  (the  "Managed  Portion")  in the manner,  for the period, and on the terms hereinafter set forth;

     NOW, THEREFORE,  in consideration of the mutual covenants herein contained, and each of the parties hereto  intending to be legally  bound,  it is agreed as follows:

     1.   (a) The Sub-Adviser  will  supervise and direct the investments of the assets  of the  Managed  Portion  of the  Fund in  accordance  with  the  Fund's investment  objectives,  policies,  and  restrictions  as provided in the Fund's
Prospectus and Statement of Additional  Information,  as currently in effect and as amended or  supplemented  from time to time  (hereinafter  referred to as the
"Prospectus"),  and such other  limitations  as the Fund may impose by notice in writing to the Sub-Adviser, subject always to the supervision and control of the
Investment Manager and the Board.

          (b)  As   part    of  the  services  it  will  provide  hereunder, the
Sub-Adviser is authorized, in its discretion and without prior consultation with the Fund or the Investment Manager to:

               (i)  obtain  and  evaluate  information  relating  to  investment recommendations,  asset allocation advice,  industries,  businesses,  securities markets, research, economic analysis, and other investment services with respect to the  securities  that are  included in the Managed  Portion or that are under consideration  for  inclusion  in the  Managed  Portion  and invest the  Managed
Portion in accordance  with the  Investment  Manager's  and the Board's  written direction as more fully set forth herein and as otherwise directed;

               (ii) regularly  make decisions as to what  securities to purchase and sell on behalf of the Fund with respect to the Managed  Portion,  effect the purchase and sale of such  investments in  furtherance of the Fund's  objectives and policies,  and furnish the Board with such information and reports regarding the  Sub-Adviser's  activities in the  performance of its duties and obligations under this Agreement as the Investment Manager deems appropriate or as the Board may reasonably request, including such reports,  information, and certifications as the  officers  of the Trust may  reasonably  require in order to comply  with applicable federal and state laws and regulations;

               (iii)  subject to the  provisions  on  confidentiality  contained herein, provide any and all material composite or other performance information, records and supporting  documentation  about  accounts or funds the  Sub-Adviser manages, if appropriate,  that are relevant to the Managed Portion and that have investment objectives,  policies, and strategies  substantially similar to those employed  by the  Sub-Adviser  in  managing  the  Managed  Portion  that  may be reasonably  necessary,  under applicable laws, to allow the Fund or its agent to present information  concerning the Sub-Adviser's prior performance  ("Presented
Related Performance  Information") in the Fund's currently effective  Prospectus and Statement of Additional Information,  as the same may be hereafter modified, amended,  and/or  supplemented from time to time (the "Prospectus and SAI"), and any permissible reports and materials prepared by the Fund or its agent;

               (iv)  provide   information   as  reasonably   requested  by  the
Investment  Manager  or the  Board  to  assist  them or  their  delegate  in the determination  of the fair value of certain  portfolio  securities  when  market quotations are not readily  available for the purpose of calculating  the Fund's net asset value in accordance  with  procedures  and methods  established by the
Board;

               (v) vote proxies, exercise conversion or subscription rights, and respond to tender offers and other consent  solicitations  ("Corporate Actions")
with respect to the issuers of  securities in which Fund assets may be invested, provided materials relating to such Corporate Actions have been forwarded to the
Sub-Adviser  in a timely fashion by the Fund's  custodian or otherwise  known to the  Sub-Adviser,  and to  submit  reports  regarding  such  Corporate  Actions, including a copy of any policies  regarding  such Corporate  Actions,  in a form reasonably  satisfactory  to the  Investment  Manager  and the  Fund in order to comply with any applicable federal or state reporting requirements;

               (vi) provide  performance  and other  information  as  reasonably requested  by the  Investment  Manager  or the  Board  to  assist  them or their delegate in conducting ongoing due diligence and performance monitoring; and

               (vii) except as the Investment  Manager and the  Sub-Adviser  may agree in writing from time to time,  maintain all accounts,  books,  and records with respect to the Managed Portion as are required of an investment  adviser of a registered  investment  company  pursuant to the 1940 Act and the Advisers Act and the rules  thereunder.  The  Sub-Adviser  shall  furnish  to the  Investment
Manager copies of all such accounts, books, and records that related directly to the Managed  Portion and that are required to be  maintained  by the 1940 Act or the Advisors  Act and as the  Investment  Manager may  reasonably  request.  The
Sub-Adviser  agrees that such accounts,  books,  and records are the property of the Trust, and will be surrendered to the Trust promptly upon request,  provided however  that  nothing  herein  shall  constitute  a  waiver  of any  applicable privilege that may apply to Sub-Adviser  records and with the understanding that the Sub-Adviser may retain its own copy of all records.

          (c)  The Sub-Adviser  shall not consult with any other  sub-adviser of the Fund or of any fund that is an  "affiliated  person" of the Fund  concerning transactions for the Fund in securities or other assets.

          (d)  In  furnishing  services  hereunder,  the  Sub-Adviser  shall  be subject to, and shall perform in accordance  with,  the following  upon delivery
(except with respect to (iv)):  (i) the Trust's  Agreement  and  Declaration  of
Trust, as the same may be hereafter modified,  amended, and/or supplemented from time to time; (ii) the Trust's By-Laws,  as the same may be hereafter  modified, amended,  and/or supplemented from time to time; (iii) the Fund's Prospectus and
SAI;  (iv) the 1940 Act and the  Advisers  Act and the rules  under each and all other federal and state securities laws or regulations applicable to the Trust's the Fund's and the Investment  Manager's;  (v) the Trust's compliance procedures and other  policies and procedures  adopted from time to time by the Board;  and
(vi) the written  instructions of the Investment Manager. The Investment Manager
agrees to provide the  Sub-Adviser  with  current  copies of the Trust's and the
Fund's documents mentioned above and all changes made to such documents.

          (e)  The Trust and the Investment Manager  acknowledge  and agree that
they  shall  be  solely   responsible  for  presenting  any  Presented   Related
Performance  Information  in the  Prospectus  and SAI, and in any other reports, materials  or  advertisements,  in  compliance  with all  applicable  rules  and administrative  positions  of the SEC,  the NASD or other  regulators  that have regulatory  authority over the Trust and the Fund;  provided  however,  that the
Sub-Adviser shall be responsible and liable for accurately providing all Related
Performance Information to the Investment Manager.

          (f)  The   Trust and the Investment Manager acknowledge that the Trust
is   responsible   for  arranging  and   administering   the  Fund's   custodial
arrangements,  the  Sub-Adviser  shall not have  possession  or  custody of Fund assets,  and upon  giving  proper  instructions  to the  Fund's  custodian,  the
Sub-Adviser  shall have no  responsibility or liability for such arrangements or the acts,  omissions  or other  conduct  of the Fund's  custodian  except to the extent that the Sub-Adviser shall be required to provide  reasonable  assurances regarding  maintenance  of  authorized  persons  to  give  instructions  to  the custodian and to reasonably safeguard such lists.

          (g)  The Sub-Adviser hereby agrees during the period  hereinafter  set forth to render the services and assume the obligations herein set forth for the compensation  herein provided.  The Sub-Adviser shall for all purposes herein be deemed to be an independent  contractor,  and shall,  unless otherwise expressly provided and authorized,  have no authority to act for or represent the Trust in any way, or in any way be deemed an agent of the Trust.

     2.   (a)  Under the terms of the Investment Management Agreement, the Trust shall  conduct its own  business  and affairs  and shall bear the  expenses  and salaries necessary and incidental  thereto  including,  but not in limitation of the  foregoing,  the costs  incurred in: the  maintenance  of its existence as a statutory  trust  organized  under  the  laws  of the  State  of  Delaware;  the maintenance  of its own books,  records,  and  procedures;  dealing with its own shareholders;  the payment of dividends;  transfer of shares, including issuance and repurchase of shares; preparation of share certificates, if any; reports and
notices  to  shareholders;   calling  and  holding  of  shareholders'  meetings;
miscellaneous office expenses; brokerage commissions;  custodian fees; legal and accounting fees; taxes; and federal and state registration fees.

          (b)  Directors,  officers  and  employees  of the  Sub-Adviser  may be directors,  officers  and  employees  of other  funds  that  have  employed  the
Sub-Adviser  as  sub-adviser  or  investment  manager.  Directors,  officers and employees of the Sub-Adviser who are Trustees,  officers and/or employees of the
Trust, shall not receive any compensation from the Trust for acting in such dual capacity.

          (c)  In the conduct of the  respective  business of the parties hereto and in the performance of this Agreement, the Trust, the Investment Manager, and the Sub-Adviser may share facilities common to each, which may include legal and accounting  personnel,  with appropriate proration of expenses between and among them.

     3.   (a)  The   Sub-Adviser   will select brokers and dealers to effect all
Fund  transactions  subject to the conditions set forth herein.  The Sub-Adviser will place all necessary  orders with  brokers,  dealers,  or issuers,  and will negotiate brokerage commissions,  if applicable.  The Sub-Adviser is directed at all  times  to seek to  execute  transactions  for the  Managed  Portion  (i) in accordance  with any  written  policies,  practices  or  procedures  that may be established by the Board,  or as may be agreed upon by the  Sub-Adviser  and the
Investment  Manager  from  time to time  and  (ii) as  described  in the  Fund's
Prospectus  and  SAI.  In  placing  any  orders  for  the  purchase  or  sale of investments for the Fund, with respect to the Managed  Portion,  the Sub-Adviser shall use its best efforts to obtain for the Managed  Portion "best  execution,"
considering all of the  circumstances,  and shall maintain  records  adequate to demonstrate compliance with this requirement.

          (b)  Subject  to  the  appropriate policies and procedures approved by the Board, the Sub-Adviser may, to the extent authorized by Section 28(e) of the
Securities  Exchange Act of 1934,  as amended (the  "Exchange  Act"),  cause the
Managed  Portion to pay a broker or dealer that  provides  brokerage or research services to the  Sub-Adviser and the Managed Portion an amount of commission for effecting  a Fund  transaction  in excess of the  amount of  commission  another broker or dealer  would have  charged  for  effecting  that  transaction  if the
Sub-Adviser  determines,  in good  faith,  that  such  amount of  commission  is reasonable  in relation  to the value of such  brokerage  or  research  services provided  viewed in terms of that  particular  transaction or the  Sub-Adviser's overall responsibilities to the Fund or its other advisory clients for which the
Investment Manager or the Sub-Adviser  exercises investment  discretion.  To the extent  authorized by Section 28(e) and the Board, the Sub-Adviser  shall not be deemed to have acted  unlawfully  or to have  breached  any duty created by this
Agreement or otherwise solely by reason of such action. In addition,  subject to seeking  best  execution  and  compliance  with  applicable  federal  and  state securities laws and regulations,  the Investment Manager or the Sub-Adviser also may  consider  sales of  shares of the  Trust as a factor  in the  selection  of brokers and  dealers.  Subject to seeking best  execution  and  compliance  with applicable  federal and state securities laws and regulations,  the Board or the
Investment  Manager may direct the  Sub-Adviser to effect  transactions  in Fund securities through  broker-dealers in a manner that will help generate resources to: (i) pay the cost of certain  expenses  that the Trust is  required to pay or for  which  the  Trust  is  required  to  arrange  payment;  or  (ii)  recognize broker-dealers for the sale of Fund shares.

          (c)  Any entity  or  person  associated with the Investment Manager or the Sub-Adviser that is a member of a national securities exchange is authorized to effect any  transaction  on such  exchange for the account of the Fund to the extent and as permitted by Section 11(a)(1)(H) of the Exchange Act.

     4.   As  compensation for the services  to be rendered to the Trust for the benefit of the Fund by the  Sub-Adviser  under the provisions of this Agreement, the  Investment  Manager  shall  pay to the  Sub-Adviser  a fee as  provided  in
Schedule A attached hereto.

     5.   The services to be rendered  by the  Sub-Adviser  to the Trust for the benefit of the Fund under the  provisions of this Agreement are not to be deemed to be  exclusive,  and  the  Sub-Adviser  shall  be free to  render  similar  or different  services  to others so long as its  ability  to render  the  services provided for in this Agreement shall not be impaired thereby.  The Trust and the
Investment Manager further  acknowledge that it is possible that, based on their investment  objectives  and policies,  certain funds or accounts  managed by the
Sub-Adviser or its affiliates may at times take  investment  positions or engage in  investment  techniques  which are contrary to positions  taken or techniques engaged in on behalf of the Fund. Notwithstanding the foregoing, the Sub-Adviser will at all times  endeavor to treat all of its clients in a fair and  equitable manner.

     The Trust and the Investment  Manager  acknowledge that whenever a Fund and one or more other funds or accounts  advised by the  Sub-Adviser  have available monies for  investment,  investments  suitable and appropriate for each shall be allocated in a manner  believed by the  Sub-Adviser  to be fair and equitable to each entity.  Similarly,  opportunities to sell securities or other  investments shall  be  allocated  in a manner  believed  by the  Sub-Adviser  to be fair and equitable to each entity. The Trust and the Investment Manager  acknowledge that in some instances this may adversely affect the size of the position that may be acquired  or  disposed  of for the  Fund.  The  Sub-Adviser  shall at all  times maintain  appropriate  records of all  allocation  decisions  applicable  to the
Managed  Portion and allow the Trust and the Investment  Manager to inspect such records upon reasonable notice to the Sub-Adviser.

     6.   (a)  Subject   to  the  limitation  set  forth  in  Paragraph  5,  the
Sub-Adviser,  its directors,  officers,  employees, agents, and shareholders may engage in other  businesses,  may render  investment  advisory services to other investment  companies,  or  to  any  other  corporation,  association,  firm  or individual,  and may render  underwriting  services to the Trust or to any other investment company, corporation, association, firm or individual.

          (b)   Neither the Investment Manager, the Trust nor the Fund shall use the Sub-Adviser's actual or fictitious name(s), mark, derivative and/or logo (or that of any  affiliate  of the  Sub-Adviser,  other  than that of the Fund,  the
Trust,  or any affiliate of the  Investment  Manager that is an affiliate of the
Sub-Adviser solely by reason of the Sub-Adviser's provision of services pursuant to this  Agreement)  or  otherwise  refer to the  Sub-Adviser  in any  materials distributed to third parties,  including the Fund's shareholders,  without prior review and written  approval by the  Sub-Adviser,  which may not be unreasonably withheld or delayed. Upon termination of this Agreement, the Investment Manager, the  Trust and the  Fund,  shall,  to the  extent  applicable  and as soon as is reasonably  possible,  cease  to use  the  Sub-Adviser's  actual  or  fictitious name(s), mark, derivative and/or logo.

          (c)  The Sub-Adviser  shall not use the Investment  Manager's name (or that of any  affiliate  of the  Investment  Manager) or  otherwise  refer to the
Investment Manager in any materials distributed to third parties,  including the
Fund's shareholders, without prior review and written approval by the Investment
Manager,  which may not be unreasonably withheld or delayed. Upon termination of this Agreement, the Sub-Adviser,  shall, to the extent applicable and as soon as is reasonably  possible,  cease to use the actual or fictitious  name(s),  mark, derivative and/or logo of the Investment Manager, the Trust and the Fund.

     7.   (a)  In   the  absence   of   willful  misfeasance,  bad  faith, gross
negligence,   or  reckless  disregard  in  the  performance  of  its  duties  as
Sub-Adviser  to the Trust on behalf of the Fund,  the  Sub-Adviser  shall not be liable to the Trust, the Fund, the Investment  Manager or any shareholder of the
Trust for any action or omission in the course of, or connected with,  rendering services  hereunder  or for any losses that may be  sustained  in the  purchase, holding  or sale  of any  security,  or  otherwise.  The  Sub-Adviser  makes  no representation or warranty, express or implied, that any level of performance or investment  results will be achieved by the Managed Portion or the Fund, or that the Managed  Portion or the Fund will  perform  comparably  with any standard or index, including other clients of Sub-Adviser, whether public or private.

          (b)  The Investment  Manager shall  indemnify the  Sub-Adviser  and it affiliates and its or their controlling persons, officers, directors, employees, agents,  legal  representatives  and persons  controlled  by it (which shall not include the Trust or the Fund) (collectively,  "Sub-Adviser Related Persons") to the fullest extent permitted by law against any and all loss, damage, judgments, fines, amounts paid in settlement and reasonable expenses,  including attorneys'
fees, (collectively "Losses") incurred by the Sub-Adviser or Sub-Adviser Related
Persons  arising from or in connection with this Agreement or the performance by the Sub-Adviser or Sub-Adviser  Related Persons of its or their duties hereunder
so  long  as  such  Losses  arise  out  of  the  Investment   Manager's  willful
misfeasance,  bad faith,  gross negligence,  or reckless disregard in performing its  responsibilities  hereunder,  including,  without  limitation,  such Losses arising under any applicable law or that may be based upon any untrue  statement of a material  fact  contained  in the Trust's  Registration  Statement,  or any amendment thereof or any supplement  thereto, or the omission to state therein a material  fact that was known or that should have been known and was required to be stated  therein or necessary to make the statements  therein not  misleading, unless  such  statement  or  omission  was  made  in  reasonable  reliance  upon information  furnished to the Investment Manager or the Trust by the Sub-Adviser
or a Sub-Adviser  Related Person  specifically for inclusion in the Registration
Statement or any amendment thereof or supplement  thereto,  except to the extent any  such  Losses  referred  to  in  this  paragraph  (b)  result  from  willful misfeasance,  bad faith,  gross negligence or reckless  disregard on the part of the Sub-Adviser or a Sub-Adviser Related Person in the performance of any of its duties under, or in connection with, this Agreement.

          (c)  The  Investment  Manager  represents, warrants and covenants that the Investment Manager will make available all necessary funds by the settlement date for any  contribution  or similar  transaction  initiated by the Investment
Manager  on a trade  date  basis,  that the value of such  contributions  on the settlement  date shall be in the amount  specified by the Investment  Manager on the trade date,  that the  Custodian  is  contractually  obligated to settle any trades placed on the Investment Manager's behalf and that the Investment Manager shall immediately notify the Sub-Adviser in the event the custodian is no longer so obligated.  The Investment  Manager will indemnify,  defend and hold harmless the  Sub-Adviser,  its  affiliates,  directors,  officers and employees from and against any loss, damage,  cost, expense,  suit or claim that results in any way from the  Investment  Manager's  failure to provide all  necessary  funds by the settlement  date for any  contribution or similar  transaction  initiated by the
Investment Manager.

          (d)  The Sub-Adviser  shall  indemnify the Investment  Manager and its affiliates and its or their controlling persons, officers, directors, employees, agents,  legal  representatives  and  persons  controlled  by it  (collectively,
"Investment  Manager  Related  Persons") to the fullest extent  permitted by law against any and all Losses  incurred  by the  Investment  Manager or  Investment
Manager Related Persons arising from or in connection with this Agreement or the performance by the Investment  Manager or Investment  Manager Related Persons of
its  or  their  duties  hereunder  so  long  as  such  Losses  arise  out of the
Sub-Adviser's  willful  misfeasance,  bad faith,  gross negligence,  or reckless disregard in  performing  its  responsibilities  hereunder,  including,  without limitation,  such Losses  arising under any  applicable law or that may be based upon  any  untrue  statement  of  a  material  fact  contained  in  the  Trust's
Registration  Statement,  or any amendment thereof or any supplement thereto, or the omission to state therein a material fact that was known or that should have been  known and was  required  to be stated  therein  or  necessary  to make the statements  therein not  misleading,  if such  statement or omission was made in reasonable reliance upon information  furnished to the Investment Manager or the
Trust by the  Sub-Adviser  or a  Sub-Adviser  Related  Person  specifically  for inclusion in the Registration  Statement or any amendment  thereof or supplement thereto,  except to the extent any such Losses referred to in this paragraph (c)
result  from  willful  misfeasance,  bad faith,  gross  negligence  or  reckless disregard on the part of the Investment Manager or an Investment Manager Related
Person in the  performance  of any of its duties under,  or in connection  with, this Agreement.

     8.   (a)  This  Agreement  shall be executed and become effective as of the date written below;  provided,  however,  that this  Agreement  shall not become effective  with  respect to the Fund  unless it has first been  approved  in the manner  required by the 1940 Act and the rules  thereunder or in accordance with exemptive or other relief granted by the Securities and Exchange Commission (the
"SEC")  or its  staff.  Except  as  expressly  provided  in this  Agreement  the
Sub-Adviser shall not be responsible for ensuring compliance with any applicable conditions  of  exemptive  or  other  relief  granted  by the  SEC or its  staff regarding  effectiveness  of this  Agreement.  This Agreement  shall continue in effect for a period of two (2) years and may be renewed  thereafter only so long as such renewal and  continuance is  specifically  approved at least annually by the Board or by the vote of a majority of the outstanding  voting  securities of the Fund and only if the terms and the renewal  hereof have been approved by the vote of a majority of those  Trustees of the Trust who are not parties hereto or
"interested persons" of the Trust, the Fund, or any party hereto, cast in person at a meeting called for the purpose of voting on such approval.

          (b)  No amendment to this Agreement shall be effective unless approved in the manner required by the 1940 Act and the rules thereunder or in accordance with exemptive or other relief granted by the SEC or its staff.

          (c)  This  Agreement  may be terminated  by the Investment  Manager or the Trust at any time,  without the payment of a penalty,  on written  notice to the Sub-Adviser of the Investment  Manager's or the Trust's  intention to do so, in the case of the Trust pursuant to action by the Board or pursuant to the vote of a majority of the outstanding  voting securities of the Fund. The Sub-Adviser may terminate this Agreement at any time,  without the payment of a penalty,  on sixty (60) days' written notice to the  Investment  Manager and the Trust of its intention to do so. Upon  termination of this Agreement,  the obligations of all the  parties  hereunder  shall  cease  and  terminate  as of the  date  of  such termination,  except  for (i) any  obligation  to  respond  for a breach of this
Agreement  committed  prior  to such  termination,  (ii) the  obligation  of the
Investment  Manager to pay to the  Sub-Adviser  the fee  provided in Paragraph 4 hereof,  prorated  to the date of  termination,  and (iii)  any  indemnification obligation  provided in Paragraph 7 hereof.  This Agreement shall  automatically terminate in the event of its  assignment.  This Agreement  shall  automatically terminate upon the termination of the Investment Management Agreement.

     9.   Any information and advice furnished by any party to this Agreement to the other  party or parties  shall be treated as  confidential  and shall not be disclosed to third parties  without the consent of the other party hereto except
as  required  by  law,  rule  or  regulation.   Notwithstanding  the  foregoing,
information shall not be subject to such confidentiality obligations if it:

          (i)  is  already  known  to the  receiving  party  at the  time  it is obtained;

          (ii) is or becomes publicly known or available through no wrongful act of the receiving party;

          (iii) is  rightfully  received  from a third party who, to the best of
               the  receiving  party's  knowledge,   is  not  under  a  duty  of
               confidentiality;

          (iv) is  released  by the  protected  party to a third  party  without restriction;

          (v)  is  required  to be  disclosed  by the  receiving  pursuant  to a
               requirement  of  a  court  order,   subpoena,   governmental   or
               regulatory  agency or law  (provided  the  receiving  party  will provide the other party written  notice of such  requirement,  to the extent such notice is permitted);

          (vi) is  relevant  to the  defense  of any  claim or  cause of  action asserted against the receiving party;

          (vii) has  been  or is  independently  developed  or  obtained  by the receiving party; or

          (viii) is  reasonably  required  to be  disclosed  in order to satisfy
               statutory  or  regulatory   requirements   relating  to  services
               provided  hereunder  such as to a service  provider  to the Trust
               (e.g.,   the   Trust's    independent    accountants   or   legal
               representative);  provided,  however  that in the  event  of such disclosure the protected party will be promptly notified.

     The Sub-Adviser shall not disclose any "nonpublic personal information" (as such term is  defined in  Regulation  S-P,  including  any  amendments  thereto)
pertaining to the customers of the Trust or a client of the  Investment  Manager to any  third  party or use such  information  other  than  for the  purpose  of providing the services contemplated by this Agreement.

     10.  The Sub-Adviser represents, warrants and agrees that:

          (a)  The Sub-Adviser: (i) is registered as an investment adviser under the  Advisers  Act and will  continue  to be so  registered  for so long as this
Agreement  remains  in  effect;  (ii) is not  prohibited  by the 1940  Act,  the
Advisers  Act or other law,  regulation  or order from  performing  the services contemplated by this Agreement;  (iii) to the best of its knowledge, has met and will seek to continue to meet for so long as this  Agreement  remains in effect,
any  other  applicable  federal  or  state   requirements,   or  the  applicable
requirements  of any  regulatory  necessary  to be met in order to  perform  the services  contemplated by this  Agreement;  (iv) has the authority to enter into and perform the services  contemplated by this Agreement;  and (v) will promptly notify the Investment Manager of the final determination of any event that would disqualify  the  Sub-Adviser  from  serving  as  an  investment  adviser  of  an investment  company  pursuant to Section 9(a) of the 1940 Act or otherwise.  The
Sub-Adviser will also promptly notify the Fund and the Investment  Manager if it is served or otherwise receives notice of any action, suit, proceeding,  inquiry or investigation,  at law or in equity,  before or by any court, public board or body,  relating  directly to the affairs of the Fund,  provided,  however,  that routine  regulatory  examinations  shall not be  required to be reported by this provision.

          (b)  The  Sub-Adviser has adopted a written  code of ethics  complying with the  requirements  of Rule 17j-1  under the 1940 Act and will  provide  the
Investment  Manager  and the Board with a copy of such code of ethics,  together with  evidence of its  adoption.  In accordance  with the  requirements  of Rule
17j-1,  the  Sub-Adviser  shall  certify  to the  Investment  Manager  that  the
Sub-Adviser has complied in all material  respects with the requirements of Rule
17j-1 during the previous year and that there has been no material  violation of the  Sub-Adviser's  code of ethics  relating  to the  services  the  Sub-Adviser performs  under this  Agreement  or, if such a material  violation has occurred, that  appropriate  action  was taken in  response  to such  violation.  Upon the written request of the Investment Manager,  the Sub-Adviser shall provide to the
Investment Manager, its employees or its agents all information required by Rule
17j-1(c)(1)  relating  to the  approval  by the Fund's  Board of Trustees of the
Sub-Adviser's  code of ethics relating to the services the Sub-Adviser  performs under this Agreement.

          (c)  The Sub-Adviser has provided the Trust and the Investment Manager with a copy of its Form ADV at least  forty-eight  (48) hours prior to execution of this  Agreement,  which as of the date of this  Agreement  is its Form ADV as most  recently  filed  with  the SEC and  promptly  will  furnish  a copy of all amendments  to the Trust and the  Investment  Manager  at least  annually.  Such amendments  shall  reflect  all  changes  in  the  Sub-Adviser's  organizational structure,  professional staff or other significant  developments  affecting the
Sub-Adviser, as required by the Advisers Act.

          (d)  The Sub-Adviser  will notify the Trust and the Investment Manager of any assignment of this Agreement or change of control of the Sub-Adviser,  as applicable,  and  any  changes  in the  key  personnel  who  are  the  portfolio manager(s) of the Managed  Portion prior to or promptly  after such change.  The
Sub-Adviser agrees to bear all reasonable  expenses of the Fund, if any, arising out of an assignment or change in control of the Sub-Adviser.

          (e)  The Sub-Adviser agrees to maintain an appropriate level of errors and omissions or professional liability insurance coverage.

     11.  This  Agreement shall extend to and bind the successors of the parties hereto.

     12.  For the  purposes of this Agreement,  the terms "vote of a majority of the outstanding voting securities,"  "interested  person,"  "affiliated person,"
and "assignment" shall have the meanings given them in the 1940 Act.

     IN WITNESS  WHEREOF,  the parties  hereto have caused this  Agreement to be signed by their duly authorized officers and duly attested as of the 31st day of
July, 2003.

MASSACHUSETTS FINANCIAL SERVICES              DELAWARE MANAGEMENT COMPANY,
COMPANY                                       a series of DELAWARE MANAGEMENT
                                              BUSINESS TRUST

By:       /s/ Kevin R. Parke                  By:      /s/ Jude T. Driscoll
Name:     Kevin R. Parke                      Name:    Jude T. Driscoll
Title:    President                           Title:   Chief Executive Officer

Attest:   /s/ illegible                       Attest:  /s/ Brian L. Murray, Jr.
                                              Name:    Brian L. Murray, Jr.
                                              Title:   Assistant Secretary
Agreed to and accepted as of the day and year first above written:

                                              OPTIMUM FUND TRUST
                                              on behalf of OPTIMUM LARGE CAP
                                              VALUE FUND

                                              By:      /s/ Jude T. Driscoll
                                              Name:    Jude T. Driscoll
                                              Title:   Chairman/President/Chief
                                                       Executive Officer

                                              Attest:  /s/ Brian L. Murray, Jr.
                                              Name:    Brian L. Murray, Jr.
                                              Title:   Assistant Secretary

                                   SCHEDULE A
                                       TO
                             SUB-ADVISORY AGREEMENT
                                 ______________

                                  FEE SCHEDULE
                                 ______________

The compensation payable to Sub-Adviser for its services hereunder,  pursuant to
Paragraph  4 of the  Sub-Advisory  Agreement  shall  be  calculated  and paid as follows:

The total fee will be the sum of the following  percentages (on an annual basis)
of the  average  daily net assets  within the  Managed  Portion  sub-advised  by
Sub-Adviser:

0.45% (45 basis points) of the first $100 million within the Managed Portion
0.35% (35 basis points) of the next $150 million within the Managed Portion
0.325% (32.5 basis  points) of all assets above $250 million  within the Managed
Portion

The fee shall be  payable  on the  Managed  Portion's  average  daily net assets monthly  to the  Sub-Adviser  on or  before  the  tenth  (10th)  day of the next succeeding  calendar  month. If this Agreement  becomes  effective or terminates before  the end of any  month,  the  sub-advisory  fee for the  period  from the effective  date to the end of such month or from the  beginning of such month to the date of termination,  as the case may be, shall be prorated according to the proration which such period bears to the full month in which such  effectiveness or  termination  occurs.  Each month,  the  Investment  Manager will provide the
Sub-Adviser with a worksheet  accompanying  payment of the sub-advisory fee that sets forth the computation of such sub-advisory fee.